                                                      REGISTRATION NO. 333-08877

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 3

                            ------------------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

              ARIZONA                                6311                               86-0198983
  (State or other jurisdiction of         Primary Standard Industrial                (I.R.S. Employer
  incorporation or organization)            Classification Number)                  Identification No.)

                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000

         (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                            SUSAN L. HARRIS, ESQUIRE
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000

      (Name, address, including zip code, and telephone number, including area code of agent for service)

                            ------------------------

        APPROPRIATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable after effectiveness of the Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities act of 1933 check the following box. /X/

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                       CROSS REFERENCE SHEET PURSUANT TO
                          REGULATION S-K, ITEM 501(b)


FORM S-1 ITEM NO. AND CAPTION                                                     HEADING IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page

       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover

       3.  Summary of Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Front Cover; Profile; Investment Options

       4.  Use of Proceeds......................................  The Seasons Variable Annuity; Purchasing a Seasons
                                                                  Variable Annuity; Investment Options; Access to Your
                                                                  Money

       5.  Determination of Offering Price......................  Not Applicable

       6.  Dilution.............................................  Not Applicable

       7.  Selling Security Holders.............................  Not Applicable

       8.  Plan of Distribution.................................  Purchasing a Seasons Variable Annuity; Access to Your
                                                                  Money

       9.  Description of Securities to be Registered...........  The Seasons Variable Annuity; Income Options;
                                                                  Investment Options; Expenses

      10.  Interests of Named Experts and Counsel...............  Not Applicable

      11.  Information with Respect to the Registrant...........  Other Information

      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable

                                     [LOGO]

                                    PROFILE



                                January 29, 1999



This Profile is a summary of some of the more important points you should know before purchasing the Seasons Variable Annuity. The annuity is more fully described in the prospectus. Please read the prospectus carefully.



1. THE SEASONS VARIABLE ANNUITY



The Seasons Variable Annuity Contract is a contract between you and Anchor National Life Insurance Company. We designed Seasons to help you save on a tax-deferred basis and diversify your investments among asset classes and managers to meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.



The Seasons Variable Annuity helps you meet these goals by offering four variable investment STRATEGIES which are managed by five different professional investment managers. The value of any portion of your contract allocated to the STRATEGIES will fluctuate up or down based on the performance of the STRATEGIES you select. You may experience a loss. Five fixed account options, each for a different length of time and offering different interest rates guaranteed by Anchor National are available. In addition, the DCA fixed accounts also offer fixed interest rates guaranteed by Anchor National and are available under the contract as source accounts for the Dollar Cost Averaging program.



The STRATEGIES and fixed account options are designed to be used in concert in order to achieve your desired investment goals. You may put money into any of the STRATEGIES and/ or fixed account options. You may transfer between STRATEGIES and/or the fixed account options four times per year without charge.



Like most annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. Your earnings are based on the investment performance of the STRATEGY or STRATEGIES to which your money is allocated and/or the interest rate earned on the fixed account options. You may withdraw money from your contract during the Accumulation Phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. A federal tax penalty may apply if you make withdrawals before age 59 1/2. During the Income Phase, you will receive payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or be a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of your payments during the Income Phase.

2.  INCOME OPTIONS



You can select from one of five income options:



    (1) payments for your lifetime;


    (2) payments for your lifetime and your survivor's lifetime;


    (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 or 20 years;


    (4) payments for your lifetime, but for not less than 10 or 20 years; and


    (5) payments for a specified period of 5 to 30 years.



You will also need to decide if you want your payments to fluctuate with investment performance or remain constant, and the date on which your payments will begin. Once you begin receiving payments, you cannot change your income option. If your contract is non-qualified, payments during the Income Phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable but any gain to your original investment is currently taxable as ordinary income upon distribution. For qualified contracts, the entire payment is currently taxable as ordinary income.



In addition to the above income options, you may also elect to take income payments under the Income Protector program, subject to the provisions thereof.



3.  PURCHASING A SEASONS VARIABLE ANNUITY



You can buy a contract through your financial representative, who can also help you complete the proper forms. For Non-Qualified contracts the minimum initial investment is $5,000. For Qualified contracts the minimum initial investment is $2,000. You can add $500 or more to your contract at any time during the Accumulation Phase.



4. INVESTMENT OPTIONS



You can put your money into any one or more of the four multi-manager variable investment STRATEGIES and/or one or more of the seven fixed account options. The fixed investment options offer fixed rates of interest for specified lengths of time.



Each STRATEGY has a different investment objective. The STRATEGIES use an asset allocation investment approach. The STRATEGIES invest in a combination of underlying investment portfolios which in turn invest in a combination of stocks, bonds and cash, to achieve their investment objective. The four investment STRATEGIES are:



                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH



Each STRATEGY invests in three out of six underlying investment portfolios. The underlying investment portfolios are managed by the following five investment managers:



                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                       WELLINGTON MANAGEMENT COMPANY, LLP



5.  EXPENSES



Each year we deduct a $35 ($30 in North Dakota) contract administration fee on your contract anniversary. We currently waive this fee if your contract value is at least $50,000 on your contract anniversary.



We also deduct insurance charges which amount to 1.40% annually of the average daily value of your contract allocated to the STRATEGIES. There are also investment charges and other expenses if you put money into the STRATEGIES, which are estimated to range from 1.12% to 1.25%. Investment charges may be more or less than the percentages reflected here.



If you take your money out in excess of the "free withdrawal" amount allowed for in your contract, we may assess a withdrawal charge that is a percentage of the money you withdraw. The percentage declines with each year the purchase payment is in the contract as follows:



Year 1.........   7%          Year 5.........   4%
Year 2.........   6%          Year 6.........   3%
Year 3.........   6%          Year 7.........   2%
Year 4.........   5%          Year 8.........   0%



Additionally, if you take money out of a multi-year fixed account option before the end of the selected period, we may assess an adjustment which could increase or decrease the value of your money.



In some states you may also be assessed a state premium tax of up to 3.5%, depending upon the state in which you reside.



If you transfer among the STRATEGIES and/or fixed account options more than four times per year, we may charge a $25 dollar transfer fee for each subsequent transfer ($10 in Pennsylvania and Texas).



If you elect the PLUS or MAX Alternative of the Income Protector feature, we will charge .15% or .30% of your Income Benefit Base and subtract it from your contract value.

The following chart is designed to help you understand the charges in your contract. THE COLUMN "TOTAL ANNUAL CHARGES" SHOWS THE TOTAL OF THE $35 CONTRACT ADMINISTRATION CHARGE, THE 1.40% INSURANCE CHARGES AND THE INVESTMENT CHARGES FOR EACH STRATEGY. WE CONVERTED THE CONTRACT ADMINISTRATION CHARGE TO A PERCENTAGE (.09%) USING AN ASSUMED CONTRACT SIZE OF $40,000. The actual impact of this charge on your contract may differ from this percentage.




                         Total Annual
                          Insurance
                           Related                      Total Annual                    EXAMPLES
                           Charges                       Investment      Total      Total      Total
STRATEGY                                                   Related      Annual    Expenses    Expenses
                                                           Charges      Charges   at end of  at end of
                                                                                   1 YEAR     10 YEARS
Growth                      1.49%      (1.40% + .09%)       1.25%        2.74%       $98        $307
Moderate Growth             1.49%      (1.40% + .09%)       1.21%        2.70%       $97        $303
Balanced Growth             1.49%      (1.40% + .09%)       1.17%        2.66%       $97        $299
Conservative Growth         1.49%      (1.40% + .09%)       1.12%        2.61%       $96        $294



The examples assume that you invested $1,000 in a STRATEGY which earns 5% annually and that you withdrew your money at the end of a 1 year period and at the end of a 10 year period. For year 1, the total annual charges are assessed as well as the withdrawal charge. For year 10, the example reflects the total annual charges but there is no withdrawal charge applicable. The annual investment-related expenses may vary. The amounts shown here are estimates and reflect the waiver or reimbursement of expenses by the investment adviser. No premium taxes are reflected. Please see the Fee Tables in the prospectus for more detailed information regarding the fees and expenses incurred under the contract.



6. TAXES



Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a non-qualified contract (one that is established with after tax dollars) are deferred until they are withdrawn. In a qualified contract (one that is established with before tax dollars) all amounts are taxable when they are withdrawn.



When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income tax rate. You may be subject to a 10% federal tax penalty for distributions or withdrawals before age 59 1/2.



7. ACCESS TO YOUR MONEY



Withdrawals may be made from your contract in the amount of $1,000 or more. Each year, you can take out up to 10% of the total amount you invested without charge. Withdrawals in excess of the 10% will be assessed a withdrawal charge. If you withdraw your entire contract value you will not receive the benefit of any free withdrawal amount. A separate withdrawal charge schedule applies to each purchase payment. After a purchase payment has been in the contract for seven full years, withdrawal charges no longer apply to that portion of the money. Of course, you may also have to pay income tax and a 10% IRS tax penalty may apply. Neither withdrawal charges nor the 10% federal tax penalty are assessed when a death benefit is paid.



8. PERFORMANCE



The value of your annuity will fluctuate depending upon the investment performance of the STRATEGY or STRATEGIES you select. From time to time we may advertise a STRATEGY'S total return. The total return figures are based on historical data and are not intended to indicate future performance.



The following chart shows total return for each STRATEGY since the STRATEGIES first became available on April 15, 1997. These numbers reflect the insurance charges, the contract maintenance fee and investment charges. Withdrawal charges are not reflected in the chart. Past performance is not a guarantee of future results.



STRATEGY                          1998
  Growth
  Moderate Growth
  Balanced Growth
  Conservative Growth



9. DEATH BENEFIT



If you, or, if there is a joint owner, either of the two of you, should die during the Accumulation Phase, your Beneficiary will receive a death benefit.



If you die before age 75, the death benefit will be the greater of: (1) the money you put into the contract less any withdrawals, applicable charges and market value adjustments on those withdrawals, accumulated at 3%; or (2) the current value of your contract.



If you die after age 75, the death benefit will be the greater of: (1) the money you put into the contract less any withdrawals, charges and market value adjustments, accumulated at 3% until your 75th birthday plus any subsequent Purchase Payments and less any withdrawals; or (2) the current value of your contract.

In the instance of joint owners, the amount of the death benefit is calculated based upon the age of the youngest joint owner.



10. OTHER INFORMATION



OWNERSHIP: The contract is an allocated fixed and variable group annuity contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You, as an owner of a Seasons Variable Annuity, are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this Profile and the prospectus, the term contract refers to your certificate. In some states an individual fixed and variable annuity contract may be available instead, which is identical to the group contract described in this Profile and the prospectus except that it is issued directly to the individual owner.



FREE LOOK: You may cancel your contract within 10 days of receiving it (or whatever period is required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the value of the money in the STRATEGIES plus any money you put into the fixed account options. Its value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.



SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semi-annual or annual checks during the Accumulation Phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals during the Accumulation Phase may be taxable and a 10% IRS tax penalty may apply if you are under age
59 1/2.



DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually into one or more of the STRATEGIES.



PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to put money in a fixed account option and one or more STRATEGIES and we will guarantee that the portion allocated to the fixed account option, assuming that it remains invested in that option, will grow to equal your principal investment.



AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $50 per month.



CONFIRMATIONS AND QUARTERLY STATEMENTS: You will receive a confirmation of each transaction within your contract. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values.



11. INQUIRIES:



If you have questions about your contract or need to make changes, call your financial representative or contact us at:



Anchor National Life Insurance Company
Annuity Service Center
P.O. Box 54299
Los Angeles, California 90054-0299
800/445-SUN2



If money accompanies your correspondence, you should direct it to:



Anchor National Life Insurance Company
P.O. Box 100330
Pasadena, California 91189-0001

                                     [LOGO]

                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY



The annuity contract has 11 investment choices - 7 fixed account options which offer interest rates guaranteed by Anchor National for different periods of time and 4 variable investment STRATEGIES:



                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH



                  which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:



                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                       WELLINGTON MANAGEMENT COMPANY, LLP



You can put your money into any one or all of the STRATEGIES and/or fixed account options.



Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Variable Annuity.



To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated January 29,
1999. The SAI has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this prospectus. The table of contents of the SAI appears on page 30 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299.



In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.



ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS


GLOSSARY............................................................................................................          3
FEE TABLES..........................................................................................................          4
    Owner Transaction Expenses......................................................................................          4
    Annual Separate Account Expenses................................................................................          4
    The Income Protector Expense....................................................................................          4
    Portfolio Expenses..............................................................................................          4
EXAMPLES............................................................................................................          5
 1. THE SEASONS VARIABLE ANNUITY....................................................................................          6
 2. PURCHASING A SEASONS VARIABLE ANNUITY CONTRACT..................................................................          6
    Allocation of Purchase Payments.................................................................................          7
    Accumulation Units..............................................................................................          7
    Free Look.......................................................................................................          8
 3. INVESTMENT OPTIONS..............................................................................................          8
    Variable Investment Options.....................................................................................          8
      THE STRATEGIES................................................................................................          8
      STRATEGY REBALANCING..........................................................................................         12
    Fixed Account Options...........................................................................................         12
    Market Value Adjustment.........................................................................................         13
    Transfers During the Accum. Phase...............................................................................         13
    Dollar Cost Averaging...........................................................................................         14
    Principal Advantage Program.....................................................................................         15
    Voting Rights...................................................................................................         15
    Substitution....................................................................................................         16
 4. ACCESS TO YOUR MONEY............................................................................................         16
    Systematic Withdrawal Program...................................................................................         16
    Minimum Contract Value..........................................................................................         17
 5. DEATH BENEFIT...................................................................................................         17
 6. EXPENSES........................................................................................................         18
    Insurance Charges...............................................................................................         18
    Withdrawal Charges..............................................................................................         19
    Investment Charges..............................................................................................         19
    Contract Maintenance Fee........................................................................................         19
    Transfer Fee....................................................................................................         19
    Premium Taxes...................................................................................................         20
    Income Taxes....................................................................................................         20
    Reduction or Elimination of Certain Charges and Additional Amounts Credited.....................................         20
 7. INCOME OPTIONS..................................................................................................         20
    Annuity Date....................................................................................................         20
    Income Options..................................................................................................         21
    Allocation of Income Payments...................................................................................         21
    Income Payments.................................................................................................         22
    Transfers During the Income Phase...............................................................................         22
    Deferment of Payments...........................................................................................         22
    The Income Protector............................................................................................         22
 8. TAXES...........................................................................................................         26
    Annuity Contracts in General....................................................................................         26
    Tax Treatment of Distributions--Non-qualified Contracts.........................................................         27
    Tax Treatment of Distributions--Qualified Contracts.............................................................         27
    Diversification.................................................................................................         27
 9. PERFORMANCE.....................................................................................................         28
10. OTHER INFORMATION...............................................................................................         28
    The Separate Account............................................................................................         28
    The General Account.............................................................................................         29
    Distribution of the Contracts...................................................................................         29
    Administration..................................................................................................         29
    Legal Proceedings...............................................................................................         30
    Custodian.......................................................................................................         30
    Additional Information..........................................................................................         31
    Selected Consolidated Financial Data............................................................................
    Management Discussion and Analysis..............................................................................
    Properties......................................................................................................         31
    Directors and Executive Officers................................................................................         33
    Executive Compensation..........................................................................................         34
    Security Ownership of Owners and Management.....................................................................         34
    Regulation......................................................................................................
    Independent Accountants.........................................................................................
FINANCIAL STATEMENTS................................................................................................         35
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION............................................................         36
APPENDIX A--MARKET VALUE ADJUSTMENT.................................................................................        A-1
APPENDIX B--PREMIUM TAXES...........................................................................................        B-1

GLOSSARY


We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.


ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY (IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.


COMPANY--Anchor National Life Insurance Company, Anchor National, We Us, the insurer which issues this policy.


INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").


PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.


QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").


STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each STRATEGY has its own investment objective and is invested in the underlying investment porfolios of the Seasons Series Trust.

SEASONS VARIABLE ANNUITY FEE TABLES

                    ------------------------------------------------------------


OWNER TRANSACTION EXPENSES



Withdrawal Charge as a percentage of Purchase Payments:



Year 1..............    7%       Year 5..............    4%
Year 2..............    6%       Year 6..............    3%
Year 3..............    6%       Year 7..............    2%
Year 4..............    5%       Year 8..............    0%



Contract Maintenance Charge........  $35 each year ($30 in North Dakota)
Transfer Fee.......................  No charge for first 4 transfers each year; thereafter, the fee is $25 per
                                     transfer ($10 in
                                     Pennsylvania and Texas)



THE INCOME PROTECTOR EXPENSE


(The Income Protector PLUS & MAX features are optional and if elected the fees are deducted annually from your contract value)



                                    Fee as a percentage of
The Income Protector                         your
    Alternatives                      Income Benefit Base
---------------------------------  -------------------------
Income Protector Base............            0.00%
Income Protector Plus............            0.15%
Income Protector Max.............            0.30%



ANNUAL SEPARATE ACCOUNT EXPENSES


(as a percentage of daily net asset value)



Mortality Risk Charge........................       0.90%
Expense Risk Charge..........................       0.35%
Distribution Expense Charge..................       0.15%
                                                     ---
      Total Separate Account Expenses........       1.40%



                         INVESTMENT PORTFOLIO EXPENSES
    (as a percentage of daily net asset value of each investment portfolio)



                                             MANAGEMENT         OTHER         TOTAL ANNUAL
                                                FEE           EXPENSES          EXPENSES
----------------------------------------------------------------------------------------------
    Stock                                       .85%               .36%             1.21%
    Asset Allocation: Diversified Growth        .85%               .36%             1.21%
    Multi-Managed Growth                        .89%               .40%             1.29%
    Multi-Managed Moderate Growth               .85%               .36%             1.21%
    Multi-Managed Income/Equity                 .81%               .33%             1.14%
    Multi-Managed Income                        .77%               .29%             1.06%
----------------------------------------------------------------------------------------------



The Investment Portfolio Expenses table set forth above identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. Each contractholder within a STRATEGY will incur a portion of these total investment expenses in relation to the investment by such STRATEGY in the respective portfolio. The table entitled "Investment Portfolio Expenses by STRATEGY" which follows the total investment portfolio expenses by STRATEGY is based upon the allocation of contract values within each STRATEGY to the underlying investment portfolios after the quarterly rebalancing described on page 11. However, the actual investment portfolio expenses incurred by contractholders within a STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such STRATEGY is invested.



THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                   INVESTMENT PORTFOLIO EXPENSES BY STRATEGY
  (based on the total annual expenses of the underlying investment portfolios reflected above)



                                           MANAGEMENT         OTHER         TOTAL ANNUAL
                                              FEE           EXPENSES          EXPENSES
--------------------------------------------------------------------------------------------
  STRATEGY
    Growth                                    .87%            .38%              1.25%
    Moderate Growth                           .85%            .36%              1.21%
    Balanced Growth                           .83%            .34%              1.17%
    Conservative Growth                       .80%            .32%              1.12%
--------------------------------------------------------------------------------------------



                                    EXAMPLES



You will pay the following expenses on a $1,000 investment in each STRATEGY, assuming a 5% annual return on assets and:



  (a) that you surrender the contract at the end of the stated time period;


  (b) that the contract is annuitized or not surrendered.*



                           TIME PERIODS
STRATEGY                1 YEAR     3 YEARS     5 YEARS      10 YEARS
Growth                 (a) $98    (a) $145    (a) $185    (a) $307
                       (b) $28    (b) $ 85    (b) $145    (b) $307
Moderate Growth        (a) $97    (a) $144    (a) $183    (a) $303
                       (b) $27    (b) $ 84    (b) $143    (b) $303
Balanced Growth        (a) $97    (a) $143    (a) $181    (a) $299
                       (b) $27    (b) $ 83    (b) $141    (b) $299
Conservative Growth    (a) $96    (a) $141    (a) $178    (a) $294
                       (b) $26    (b) $ 81    (b) $138    (b) $294
* We do not currently charge a withdrawal charge when you elect to begin income payments, unless you elect to take income under the
  Income Protector program. We will assess any applicable surrender charges upon annuitizations using the Income Protector program.



                     EXPLANATION OF FEE TABLES AND EXAMPLES



1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses and investment portfolio expenses by STRATEGY.


2. For certain investment portfolios in which the STRATEGIES invest, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the following percentages of each investment portfolio's average net assets: Stock and Asset Allocation:
      Diversified Growth Portfolios: 1.21%; Multi-Managed Growth: 1.29%; Multi-Managed Moderate Growth: 1.21%; Multi-Managed Income/Equity: 1.14%, Multi-Managed Income: 1.06%. The adviser also may voluntarily waive or reimburse additional amounts to increase an investment portfolios' investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the investment portfolio is able to make such payment and remain in compliance with the foregoing expense limitations. To date, none of the investment portfolio expenses have exceeded the stated caps. Therefore no waiver of fees or reimbursements were implemented.


3. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable. In addition, these examples do not reflect the fees associated with the optional Income Protector PLUS and MAX features.


4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.



                              THE HISTORICAL ACCUMULATION
                             UNIT VALUES ARE CONTAINED IN
                      APPENDIX A--CONDENSED FINANCIAL INFORMATION

THE SEASONS VARIABLE ANNUITY

--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

    - Tax Deferral: means that you do not pay taxes on your earnings from the annuity until you withdraw them.


    - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.


    - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.


This annuity was developed to help you contribute to your retirement savings. The flexibility and diversification offered by this annuity can help you reach you retirement savings goals. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.



The Contract is called a "variable" annuity because it allows you to invest in STRATEGIES which, like mutual funds, vary with market conditions. You can gain or lose money if you invest in these STRATEGIES. If you allocate money to the STRATEGY(IES), the amount of money you accumulate in your contract depends on the performance of the STRATEGY(IES) in which you invest.


The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.


For more information on STRATEGIES and fixed account options available under this contract SEE SECTION 4, INVESTMENT OPTIONS.



Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Seasons Variable Annuity. When you purchase a Seasons Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation.



PURCHASING A SEASONS VARIABLE ANNUITY

--------------------------------------------------------------------------------

A Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-Qualified for tax purposes.

                                                                MINIMUM
                                        MINIMUM INITIAL       SUBSEQUENT
                                       PURCHASE PAYMENT    PURCHASE PAYMENT
                                       -----------------  -------------------
Qualified                                  $   2,000           $     500
Non-Qualified                              $   5,000           $     500

Prior Company approval is required to make Purchase Payments greater than $1,000,000. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.00.



We may refuse any Purchase Payment. In general, we will not issue a contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone over age 90.


ALLOCATION OF PURCHASE PAYMENTS


We invest your Purchase Payments in the fixed accounts and STRATEGIES according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE SECTION 4, INVESTMENT OPTIONS.



In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial purchase payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days, we will:


    - Send your money back to you, or;

    - Ask your permission to keep your money until we get the information necessary to issue the contract.


ACCUMULATION UNITS



The value of the variable portion of your contract will go up or down depending upon the investment performance of the STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.



An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each STRATEGY after the NYSE closes each day. We do this by:



    1.  determining the total value of money invested in a particular STRATEGY;



    2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and



    3.  dividing this amount by the number of outstanding Accumulation Units.



The value of an Accumulation Unit may go up or down from day to day. When you make a Purchase Payment, we credit your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Purchase Payment allocated to a STRATEGY by the value of the Accumulation Unit for that STRATEGY.



    Example:



    We receive a $25,000 Purchase Payment from you on Wednesday. You want your money to be invested in the Moderate Growth STRATEGY. We determine that the value of an Accumulation Unit for the Moderate Growth STRATEGY is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.252 Accumulation Units for the Moderate Growth STRATEGY.

FREE LOOK


You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. Unless otherwise required by state law, you will receive back the value of the money allocated to the STRATEGIES on the day we receive your request plus any Purchase Payment in the fixed account options. This value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.



Certain states (and under all contracts issued as IRAs) require us to return your Purchase Payments upon a free look request. With respect to those contracts, we reserve the right to put your money in the 1-year fixed account option during the free look period. If you cancel your contract during the free look period, we return your Purchase Payments or the value of your contract, whichever is larger. At the end of the free look period, we reallocate your money according to your instructions.



INVESTMENT OPTIONS

--------------------------------------------------------------------------------


The contract offers variable investment options which we call STRATEGIES and fixed account options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the STRATEGIES alone or in concert with the fixed account options. A mixture of your investment in the STRATEGY(IES) and fixed account options may lower the risk associated with investing only in a variable investment option.



VARIABLE INVESTMENT OPTIONS:
THE STRATEGIES



The contract offers four multi-manager variable investment STRATEGIES, each with a different investment objective. We designed the STRATEGIES to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each STRATEGY is designed to achieve different levels of growth over time.



Each STRATEGY invests in three of the six underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the STRATEGY.



SunAmerica Asset Management Corp. ("SAAMCo."), which is affiliated with Anchor National manages Seasons Series Trust. SAAMCo engaged sub-advisers to provide investment advice for certain investment portfolios.



The underlying investment portfolios of Seasons Series Trust include the Asset
Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").



The Asset Allocation: Diversified Growth Portfolio is managed by Putnam Investment Management, Inc. The Stock Portfolio is managed by T. Rowe Price Associates, Inc. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Corporation, a balanced component managed by SAAMCo. and a fixed income component managed by Wellington Management Company, LLP. The Growth STRATEGY and the Moderate Growth STRATEGY also have an aggressive growth component which SAAMCo. manages. The percentage that any one of these components represents in the Multi-Managed Portfolio varies in accordance with the investment objective.

YOU SHOULD READ THE PROSPECTUS FOR SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE PROSPECTUS CONTAINS DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS AND IS ATTACHED TO THIS PROSPECTUS.



Each STRATEGY uses an investment approach based on Asset Allocation. The Portfolios underlying each STRATEGY invest in a combination of domestic and international stocks, bonds and cash. The holdings in each STRATEGY will vary over time. However, each STRATEGY has a neutral asset allocation mix, including cash. The cash component is required to reflect the anticipated cash holdings necessary to rebalance each STRATEGY quarterly. The managers rebalance each STRATEGY quarterly to maintain this neutral allocation. The following charts outline the target allocations which will result after the quarterly rebalancing.

                                     GROWTH



    GOAL: Long-term growth of capital, allocating its assets primarily to stocks. This STRATEGY may be best suited for those with longer periods to invest.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           80%
Bonds            15%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                  25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                    25%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED GROWTH PORTFOLIO     50%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP



                                MODERATE GROWTH



    GOAL: Growth of capital through investments in equities, with a secondary objective of conservation of principal by allocating more of its assets to bonds than the Growth STRATEGY. This STRATEGY may be best suited for those nearing retirement years but still earning income.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           70%
Bonds            25%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                 25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                   20%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED MODERATE GROWTH
 PORTFOLIO                        55%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

                                BALANCED GROWTH



    Goal: Focuses on conservation of principal by investing in a more balanced weighting of stocks and bonds, with a secondary objective of seeking a high total return. This STRATEGY may be best suited for those approaching retirement and with less tolerance for investment risk.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           55%
Bonds            40%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                  25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                    20%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED INCOME/EQUITY
 PORTFOLIO                         55%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP



                              CONSERVATIVE GROWTH



    Goal: Capital preservation while maintaining some potential for growth over the long term. This STRATEGY may be best suited for those with lower investment risk tolerance.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           42%
Bonds            53%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED
 GROWTH PORTFOLIO                 25%
Managed by Putnam Investment
 Management, Inc.

STOCK PORTFOLIO                   15%
Managed by T. Rowe Price
 Associates, Inc.

MULTI-MANAGED INCOME PORTFOLIO    60%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

STRATEGY REBALANCING



Each STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. In order to maintain the mix of investment portfolios consistent with each STRATEGY's objective, each STRATEGY within your contract will be rebalanced each quarter. On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any STRATEGY more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such STRATEGY. Rebalancing a STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns. Transfers made as a result of rebalancing a STRATEGY are not counted against your 4 free transfers per year.



FIXED ACCOUNT OPTIONS



The contract also offers seven fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call Guarantee Periods. In Maryland and Washington only the one year fixed account option is available. The seven and ten year guarantee periods are not available in Oregon. Additionally, we guarantee the interest rate for money allocated to the six-month DCA fixed account and/or the one year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on the next page for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.



Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).



There are three scenarios in which you may put money into the MVA fixed account options. In each scenario your money may be credited a different rate of interest as follows:



    - Initial Rate: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.



    - Current Rate: Rate credited to subsequent Purchase Payments allocated to the fixed account.



    - Renewal Rate: Rate credited to money transferred from one fixed account or one of the STRATEGIES to another fixed account.



Each of these rates may differ from one and other. Although once declared the applicable rate is guaranteed until the guarantee period expires.



When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option or to the STRATEGIES. If you want to reallocate your money to a different fixed account option or STRATEGY, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.



The DCA fixed accounts also credit a fixed rate of interest for a predetermined amount of time. The interest rate in the 1-year or 6-month DCA fixed account is credited for one year or six months while your investment is systematically transferred to the variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options. See Dollar Cost Averaging (below) for more information.

You may reallocate money to a fixed account option (other than the DCA fixed accounts) or to any of the STRATEGIES after the end of the Guarantee Period. However, if you do not give us different instructions within 30 days after the end of your Guarantee Period, we will keep your money in the fixed account for the same Guarantee Period you previously selected. You will receive the renewal interest rate then in effect for that Guarantee Period.


MARKET VALUE ADJUSTMENT


NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 or 10 YEAR FIXED ACCOUNT OPTIONS, ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION. THIS DISCUSSION DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.



If you take money out of the three, five, seven or ten year fixed account options before the end of the guarantee period, we make an adjustment to your contract (the "Market Value Adjustment"). This Market Value Adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value.



We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a rate between the interest rates currently offered for the two closest periods available.



Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.



Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer. Where the market value adjustments is positive, we add the adjustment to your withdrawal or transfer from the fixed account option.



The one year fixed account option and the DCA fixed accounts do not impose a market value adjustment. These fixed account options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.



Please see Appendix A for more information on how we calculate the Market Value Adjustment.



TRANSFERS DURING THE ACCUMULATION PHASE



Except as provided in the next sentence with respect to the DCA Account, you can transfer money among the STRATEGIES and the fixed account options by written request or by telephone. Although you may transfer money out of the DCA Account, you may not transfer money into the DCA Account from any STRATEGY or any fixed account option. You can make four transfers every year without incurring a transfer fee. We measure a year from the anniversary of the date we issued your contract. If you make more than four transfers in a year, there is a $25 transfer fee per transfer ($10 in Pennsylvania and Texas). Additionally, transfers out of a multi-year fixed account option may be subject to a market value adjustment.



The minimum amount you can transfer is $500 or a lesser amount if you transfer the entire balance from a STRATEGY or a fixed account option. If any money will remain in a STRATEGY or fixed account option after making a transfer, it must be at least $500. Your request for transfer must clearly state which STRATEGY(IES) and/or fixed account option(s) are involved and the amount you want to transfer. Please see the section below on Dollar Cost Averaging for specific rules regarding the DCA Account.



We will accept transfers by telephone unless you specify otherwise on your contract application. Additionally, in the future you may be able to execute transfers or other financial transactions over the internet. We have in place procedures to provide reasonable assurance that instructions given to us by telephone are genuine. Thus, we disclaim all liability for any claim, loss or expense from any error. If we fail to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.



Upon implementation of internet account transfers we will have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, we would not be responsible for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow our procedures we may be liable for any losses due to unauthorized or fraudulent transactions.



We reserve the right to modify, suspend or terminate the transfer privileges at any time.



DOLLAR COST AVERAGING



The Dollar Cost Averaging Program allows you to systematically transfer a set percentage or amount from any STRATEGY or the one year fixed account option (we call these source accounts) to another STRATEGY. You can also select to transfer the entire value in a STRATEGY or the one year fixed investment option in a stated number of transfers. Transfers may be monthly or quarterly. You can change the amount or frequency at any time by notifying us in writing. The minimum transfer amount is $500, unless you use the DCA fixed accounts (see below).



When you make either your initial Purchase Payment or a subsequent Purchase Payment and want to participate in the Dollar Cost Averaging Program with that money, you may also use a DCA fixed account as a source account. You cannot transfer money from a STRATEGY or other fixed investment option into a DCA fixed account.



When the one-year DCA fixed account is used for the DCA Program, all of your money in the one-year DCA fixed account will be transferred to the STRATEGY(IES) you select in either monthly or quarterly transfers (as selected by you) by the end of the one year period for which the interest rate is guaranteed (one year from the date of your deposit). Once selected, you cannot change the frequency. When the six-month DCA fixed account is used, all of the money you allocate to the six-month DCA fixed account is transferred to the STRATEGY(IES) you select in monthly transfers by the end of the six month period for which the interest rate is guaranteed.



The minimum amount that may be allocated to a DCA fixed account is $500 and the minimum amount that may be transferred from a DCA fixed account to the STRATEGY(IES) you select is $100. Therefore, if the amount allocated to a DCA fixed account is such that the transfer amount under the frequency selected would fail to meet the $100 minimum transfer requirement, the number of transfers under the program would be reduced to comply with the minimum transfer requirement. For example, if you allocate $500 to the six-month DCA fixed account, your money will be transferred out over a period of five months.



If you want to stop participation in the Dollar Cost Averaging Program and you are using a DCA fixed account as your source account, we will either transfer your money to the STRATEGY(IES) or fixed investment option(s) you select, or, in the absence of express instructions, we will transfer your money to the one year fixed investment option which will earn interest at the rate then being offered for new purchase payments for a period of one year.



By allocating amounts to the STRATEGIES on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. However, there is no assurance that you will earn a greater profit. You are still subject to loss in a declining market. Dollar cost averaging involves continuous investment in securities regardless of fluctuating price levels. You should consider your financial ability to continue to invest through periods of low prices.



Transfers under this program are not counted against your four free transfers per year. In addition, any transfer to the one-year fixed investment option upon termination of this program will not be counted against your four free transfers.



We reserve the right to modify, suspend or terminate this program at any time.


    EXAMPLE:


    Assume that you want to gradually move $750 each quarter from the Conservative Growth STRATEGY to the Growth STRATEGY over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:


 QUARTER   ACCUMULATION UNIT    UNITS PURCHASED
---------  -----------------  -------------------
    1          $    7.50                 100
    2          $    5.00                 150
    3          $   10.00                  75
    4          $    7.50                 100
    5          $    5.00                 150
    6          $    7.50                 100


    You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.


PRINCIPAL ADVANTAGE PROGRAM


The Principal Advantage Program allows you to invest in one or more STRATEGY(IES) without putting the amount of your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and STRATEGY(IES). You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the STRATEGY(IES) of your choice.


We reserve the right to modify, suspend or terminate this program at any time.

    EXAMPLE:


    Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the STRATEGY(IES), as determined by you, to provide opportunity for greater growth.


VOTING RIGHTS


Anchor National is the legal owner of the Seasons Series Trust shares. However, when the underlying investment portfolios of the Seasons Series Trust solicit proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION


If any of the STRATEGY(IES) become unavailable for investment, we may be required to substitute shares of another STRATEGY. We will seek prior approval of the SEC and give you notice before doing this.



ACCESS TO YOUR MONEY

--------------------------------------------------------------------------------


You can access money in your contract in two ways:



    - by making a partial or total withdrawal, and/or;



    - by receiving income payments during the Income Phase. (SEE INCOME OPTIONS
      PAGE   .)



Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. (SEE
EXPENSES PAGE   .)



Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract we will recoup any surrender charges which would have been due if your free withdrawal had not been free.



Generally, each contract year you may withdraw up to 10% of your Purchase Payments which are subject to a withdrawal charge free of any withdrawal charge. This is the free withdrawal amount.



We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return your contract value less any applicable fees and charges.



Under most circumstances, the minimum partial withdrawals amount is $1,000. We require that the value left in any STRATEGY or fixed account be at least $500, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each STRATEGY and fixed account option in which your contract is invested.



Washington residents should consult their financial adviser for additional information.



We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.



Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to six months.



SYSTEMATIC WITHDRAWAL PROGRAM



If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of the free withdrawal amount may incur a withdrawal charge. There is no additional charge for participating in this program.



The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.



WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS, INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE, INCLUDING SYSTEMATIC WITHDRAWALS.



MINIMUM CONTRACT VALUE



Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.



QUALIFIED CONTRACT OWNERS



Certain qualified plans restrict and/or prohibit your ability to withdraw money
from your contract. (PLEASE SEE TAXES PAGE   ) for a more detailed explanation.



DEATH BENEFIT

--------------------------------------------------------------------------------


If you should die before beginning the Income Phase of your contract, we will pay a death benefit to your Beneficiary.



If you should die prior to reaching age 75 or, in the case of joint owners, if an owner should die prior to the youngest owner reaching age 75, the death benefit will be equal to the greater of:



    1. The value of your contract at the time we receive adequate proof of death and the Beneficiary's election as to how the benefit should be paid; or



    2. Total Purchase Payments less withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until the date of death, plus any Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after the date of death.



If the contract was issued after your 75th birthday or if you should die after you reach age 75, or, in the case of joint owners, if the contract was issued after both owners' 75th birthday or if an owner dies after the youngest owner reaches age 75, the death benefit will be the greater of:



    1. The value of your contract at the time we receive adequate proof of death and the Beneficiary's election as to how the death benefit will be paid; or



    2. Total Purchase Payments received by us before age 75 (in the case of joint owners, before the younger owner reaches age 75) less any withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until your 75th birthday (or, if there is a joint owner, the 75th Birthday of the youngest owner), plus any subsequent Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after your 75th birthday.



The death benefit is not paid after you switch to the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose.



You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.



The death benefit must begin payment immediately upon receipt of all necessary documents and, in any event, must be paid within 5 years of the date of death. The Beneficiary may elect to have the death benefit payable in the form of an annuity. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of your death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value.



The death benefit will be paid out when we receive adequate proof of death: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or
(4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid. If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.



DEATH OF THE ANNUITANT



If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.



EXPENSES

--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase these fees and charges under your contract. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES


The amount of this charge is 1.40% annually, of the value of your contract invested in the STRATEGIES. We deduct the charge daily.


The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES


The contract provides a Free Withdrawal Amount every year (SEE ACCESS TO YOUR
MONEY PAGE   ). If you take money out in excess of the Free Withdrawal Amount, you may incur a withdrawal charge.



We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for seven complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a purchase payment is in the contract, as follows



      YEAR           1       2       3       4       5       6       7       8
-----------------  -----   -----   -----   -----   -----   -----   -----   -----
WITHDRAWAL CHARGE    7%      6%      6%      5%      4%      3%      2%      0%


When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.


We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We will not assess a withdrawal charge upon election to receive income payments from your contract, except when you elect to receive income payments using the Income Protector program. If you annuitize using the Income Protector program, we assess the withdrawal charge on Purchase Payments remaining in your contract which are still subject to withdrawal charges as if you fully surrendered your contract as of the Income Benefit Date.



Withdrawals made prior to age 59 1/2 may result in tax penalties (SEE TAXES PAGE
  ).


INVESTMENT CHARGES


Charges are deducted from the assets of the investment portfolios underlying the STRATEGIES for the advisory and other expenses of the portfolios. THE FEE TABLES BEGINNING ON PAGE 4 ILLUSTRATE THESE CHARGES AND EXPENSES. FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUS FOR THE TRUST, ENCLOSED OR ATTACHED.


CONTRACT MAINTENANCE FEE


During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We will deduct the $35 contract maintenance fee ($30 in North Dakota) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.


If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE


We currently permit four free transfers between investment options, every contract year. We charge you $25 for each transfer over four in any one year ($10 in Pennsylvania and Texas). We deduct the transfer fee from the STRATEGY and/or fixed account option from which you request the transfer (SEE INVESTMENT
OPTIONS PAGE   ).

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.


APPENDIX B provides more information about premium taxes.


INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.


Anchor National may make such a determination regarding sales to its employees, its affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.


We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.


INCOME OPTIONS

--------------------------------------------------------------------------------


ANNUITY DATE



During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option.



Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.



If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE SECTION 6, TAXES.

INCOME OPTIONS



Currently, this Contract offers 5 Income Options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to option 3.



We base our calculation of income payments on the life of the Annuitant and the annuity factors set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.



OPTION 1 - LIFE INCOME ANNUITY



This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.



OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY



This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.



OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN



This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the Survivor die before all of the guaranteed payments have been made, the remaining payments are made to the Beneficiary under your Contract.



OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN



This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.



OPTION 5 - INCOME FOR A SPECIFIED PERIOD



This option provides income payments for a period ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments will be made to the Beneficiary for the rest of the selected number of years.



ALLOCATION OF INCOME PAYMENTS



You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of your STRATEGIES.



FIXED OR VARIABLE INCOME PAYMENTS



You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the STRATEGIES only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount.

INCOME PAYMENTS



If you are invested in the STRATEGIES after the Annuity date, your income payments will vary depending on four things:



    - for life options, your age when payments begin, and;



    - the value of your contract in the STRATEGIES on the Annuity Date, and;



    - the 3.5% assumed investment rate used in the annuity table for the contract, and;



    - the performance of the STRATEGIES in which you are invested during the time you receive income payments.



If you are invested in both the fixed account options and the STRATEGIES after the Annuity Date, the allocation of funds between the fixed accounts and STRATEGIES also impacts the amount of your annuity payments.



We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.



TRANSFERS DURING THE INCOME PHASE



You may transfer money among the STRATEGIES during the Income Phase. Transfers are subject to the same limitations as transfers during the Accumulation Phase. However, you may not transfer money from the fixed account into the STRATEGIES or from the STRATEGIES into the fixed accounts during the Income Phase. See
Section 5, EXPENSES.



DEFERMENT OF PAYMENTS



We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.



Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income payments.



THE INCOME PROTECTOR



This feature provides a future "safety net" in the event that, when you choose to begin receiving income payments, your contract has not performed within a historically anticipated range. The Income Protector feature offers you the ability to receive a guaranteed fixed minimum retirement income upon annuitization. With the Income Protector you can know the level of minimum income that will be available to you if, when you chose to retire, down markets have negatively impacted your contract value. To begin the Income Phase using this feature you must follow the appropriate steps set forth below.



The Income Protector provides three alternative levels of minimum retirement income. The BASE Income Protector is a standard feature of all Seasons contracts issued after January 29, 1999, if the feature is available for sale in your state. There is no additional charge associated with the BASE feature. If elected, The Income Protector PLUS and Income Protector MAX alternatives can provide increased levels of minimum guaranteed income. We charge a fee for each of these alternatives. The amount of the fee and how to select an alternative level of income protection, if that is appropriate for you, is described below.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME



We base the amount of minimum income available to you if you elect income payments using the Income Protector upon a calculation we call the Income Benefit Base. At the time your participation in the Income Protector program becomes effective, your Income Benefit Base is equal to your contract value. For the BASE, participation is effective on the date of issue of your contract. For the PLUS or MAX alternatives, participation is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the PLUS or MAX alternative.



The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the variable Portfolios in which you invest.



Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:



    (a) is,



        - for the first year of calculation, your contract value on the date your participation in the program became effective; and



        - for each subsequent year of calculation, the Income Benefit Base on the prior contract anniversary, and;



    (b) is the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;



    (c) is all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.



For the PLUS or MAX alternatives, the Income Benefit Base accumulates at one of the following annual growth rates from the date your election in the alternative becomes effective through your Income Benefit Date (see below):



                  ALTERNATIVE                                       GROWTH RATE
           The Income Protector PLUS                                   3.25%
            The Income Protector MAX                                   6.50%



The growth rates for the PLUS or MAX features cease on the contract anniversary following the Annuitant's 90th birthday.



CHOOSING THE APPROPRIATE LEVEL OF PROTECTION FOR YOU



If you decide that you want the protection offered by the Income Protector PLUS or MAX feature, you must elect the alternative by completing the Income Protector Election Form available through our Annuity Service Center. You may only elect one of the alternatives and you can never change your election once made. Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the PLUS or MAX alternative you may not begin the Income Phase for at least seven years following your election of the PLUS or MAX feature. Thus, you must make your election prior to the later of:



    - your 83rd birthday, or



    - your 3rd contract anniversary.

STEP-UP OF YOUR INCOME BENEFIT BASE



If you have elected to pay for the higher levels of protection available through the Income Protector PLUS or MAX, you may also have the opportunity to "Step-Up" your Income Benefit Base. The Step-Up feature allows you to increase your Income Benefit Base to the amount of your contract value on your contract anniversary. You can only elect to Step-Up within the 30 days before your next contract anniversary. A seven year waiting period required prior to electing annuity payments through the Income Protector is restarted if you step-up your Income Benefit Base. Thus, your last opportunity to step up is the later of:



    - your 83rd birthday, or



    - your 3rd contract anniversary.



You must complete the Income Protector Election Form to effect a Step-Up. The form is available from our Annuity Service Center.



ELECTING TO RECEIVE INCOME PAYMENTS



You may elect to begin the Income Phase of your contract using the Income Protector Program ONLY within the 30 days after the seventh or later contract anniversary following the later of,



    - the effective date of your Income Protector participation, or



    - the contract anniversary of your most recent Step-Up.



The contract anniversary of, or prior to, your election to begin receiving annuity payments is your Income Benefit Date. This is the date as of which we calculate your Income Benefit Base to use in determining your guaranteed minimum fixed retirement income. To arrive at the minimum guaranteed fixed retirement income available to you, we apply the annuity rates stated in your Income Protector Endorsement for the annuity option you select to your final Income Benefit Base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected annuity option. Your final Income Benefit Base is equal to (a) minus (b) where:



    (a) is your Income Benefit Base as of your Income Benefit Date, and;



    (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.



The income options available when using the Income Protector Program to receive your retirement income are:



    Life Annuity with 10 Year Period Certain, or



    Joint and 100% Survivor Annuity with 20 Year Period Certain



At the time you elect to begin receiving annuity payments, we will calculate your annual income using both your Income Benefit Base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector will be different. You will receive whichever provides a greater stream of income. If you elect to begin receiving income payments using the Income Protector your annuity payments will be fixed in amount. You are not required to use the Income Protector to receive annuity payments. However, we will not refund fees paid for the Income Protector if you begin taking annuity payments under the general provisions of your contract. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR



The BASE Income Protector is a standard feature of your contract at no extra charge. If you elect the Income Protector PLUS or MAX, we charge a fee, as follows:



                  ALTERNATIVE                          FEE AS A % OF YOUR INCOME BENEFIT BASE
             INCOME PROTECTOR PLUS                                      .15%
              Income Protector MAX                                      .30%



Since the Income Benefit Base is only a calculation and does not provide a contract value, we deduct the fee from your actual contract value beginning on the contract anniversary on which your participation in the program becomes effective.



After a Step-Up, the fee for the Income Protector MAX or PLUS will be based on your Stepped-Up Income Benefit Base, and will be deducted from your contract value beginning on the effective date of the step-up.



If your contract is issued with the Income Protector program, and you elect the PLUS or MAX alternative (either at contract issue or some later date) we begin deducting the annual fee for the PLUS or MAX alternative on the contract anniversary when your alternative election becomes effective. If your contract is not issued with the Income Protector program and you elect the PLUS or MAX alternative at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective.



It is important to note that once you elect either alternative, you may not change or cancel your election. We will deduct this charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, we deduct the entire annual fee from any full surrender of your contract requested prior to your contract anniversary based on the Income Benefit Base at the time of surrender.



NOTE TO QUALIFIED CONTRACT HOLDERS



Qualified contracts generally require that you select an annuity income option which does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. As discussed above, in order to utilize the Income Protector you must annuitize under one of two annuity income options. If those income options exceed your life expectancy you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector MAX or PLUS, you may pay for this guarantee and not be able to realize the benefit.



Generally,



    - for the Life Annuity with 10 Year Period Certain, you must annuitize before age 79, and



    - for the Joint and 100% Survivor Annuity with 20 Year Period Certain, both Annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.



You may wish to consult your tax advisor for information concerning your particular circumstances.

HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR



This table assumes a $100,000 initial investment in a Non-qualified contract with no withdrawals, additional payments or premium taxes, no step-up, monthly income payments and the election of optional income protector benefits at contract issue.



                                                                  INCOME
                   MINIMUM ANNUAL INCOME IF YOU ELECT INCOME    PROTECTOR
 IF AT ISSUE YOU      PAYMENTS ON CONTRACT ANNIVERSARY...        BENEFIT
     ARE...            7         10         15         20         LEVEL
      Male           6,108      6,672      7,716      8,832        Base
     age 60*         8,046      9,633     12,971     17,313        Plus
                     9,995     13,132     20,647     32,178        Max
     Female          5,388      5,880      6,900      8,112        Base
     age 60*         7,145      8,542     11,652     15,948        Plus
                     8,876     11,646     18,548     29,641        Max
     Joint**         4,716      5,028      5,544      5,928        Base
     Male-60         6,290      7,353      9,442     11,785        Plus
    Female-60        7,813     10,024     15,030     21,903        Max



*   10 year and life



**  Joint and 100% survivor with 20 year certain



The Income Protector may not be available in your state. Please consult your financial adviser for information regarding availability of this feature in your state.



TAXES

--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.


The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when you: (1) reach age 59 1/2; (2) leave your job; (3) die; (4) becomes disabled (as defined in the IRC); or (5) in the case of hardship. In the case of hardship, you can only withdraw Purchase Payments.


MINIMUM DISTRIBUTIONS

If you have a Qualified contract, distributions must begin by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire.

DIVERSIFICATION


The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Portfolios' management monitors the variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.



The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Portfolios or the number and type of Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying variable investment Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

PERFORMANCE

--------------------------------------------------------------------------------


From time to time we will advertise the performance of the STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.



For each STRATEGY we will show performance against a comparison index which is made up of the S&P 500 Index, the Lehman Brothers Corporate/Government Index and the Lipper Money Market Index. The comparison index will blend the referenced indices in proportion to the neutral allocation of stocks, bonds and cash within each STRATEGY as indicated on pages 9 and 10 of this prospectus.



Additionally, we may show performance of each STRATEGY in comparison to various appropriate indexes and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").



Please see the Statement of Additional Information for additional information regarding the methods used to calculate performance data.



Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the variable Portfolios.



OTHER INFORMATION

--------------------------------------------------------------------------------


Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.



Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalAmerica Life Insurance Company, SunAmerica National Life Insurance Company, SunAmerica Asset Management, Imperial Premium Finance, Inc., Resources Trust Company, and five broker-dealers, specialize in retirement savings and investment products and services. Business focuses includes, fixed and variable annuities, mutual funds, premium finance, broker-dealer services and trust administration services.



THE SEPARATE ACCOUNT



Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.



Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National.

THE GENERAL ACCOUNT



Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.



DISTRIBUTION OF THE CONTRACT



Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.25% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.



From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.



SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.



ADMINISTRATION



We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.



We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.



YEAR 2000



We rely significantly on computer systems and applications in our daily operations. Many of our systems are not presently year 2000 compliant, which means that because they have historically used only two digits to identify the year in a date, they will fail to distinguish dates in the "2000s" from dates in the "1900s." Anchor National's business, financial condition and results of operations could be materially and adversely affected by the failure of our systems and applications (and those operated by third parties interfacing with our systems and applications) to properly operate or manage these dates.



Anchor National has a coordinated plan to repair or replace these noncompliant systems and to obtain similar assurances from third parties interfacing with our systems and applications. In fiscal 1997, the Company's parent recorded on its books, a $15.0 million provision for estimated programming costs to repair noncompliant systems, of which $6.2 million was allocated to us. We are making expenditures which we expect will ultimately total $5.0 million to replace certain other noncompliant systems. Total expenditures relating to the repair of noncompliant systems will be capitalized by the Company's parent as software costs and will be paid for over future periods. Both phases of the project are progressing according to plan and we expect to substantially complete them by the end of calendar 1998. We will test both the repaired and replacement systems during calendar 1999.



In addition, we distributed a year 2000 questionnaire to our significant suppliers, distributors, financial institutions, lessors and others we do business with to evaluate their year 2000 compliance plans and state of readiness and to determine how our systems and applications may be affected by their failure to solve their own year 2000 issues. To date, however, we have only received preliminary feedback from such parties and have not independently confirmed any information received from other parties with respect to the year 2000 issues. Therefore, we cannot assure that such other parties will complete their year 2000 conversions in a timely fashion or will not suffer a year 2000 business disruption that may adversely affect our financial condition and results of operations.



Because we expect to complete our year 2000 conversion prior to any potential disruption to our business, we have not developed a comprehensive year 2000 contingency plan. Anchor National closely monitors the progression of its plan for compliance, and if necessary, would devote additional resources to assure the timely completion of our year 2000 plan. If we determine that our business is at material risk of disruption due to the year 2000 issue or anticipate that we will not complete our year 2000 conversion in a timely fashion, we will work to enhance our contingency plans.



The above statements are forward-looking. The costs of our year 2000 conversion, the date which we have set to complete such conversion and the possible risks associated with the year 2000 issue are based on our current estimates and are subject to various uncertainties that could cause the actual results to differ materially from our expectations. Such uncertainties include, among others, our success in identifying systems and applications that are not year 2000 compliant, the nature and amount of programming required to upgrade or replace each of the affected systems and applications, the availability of qualified personnel, consultants and other resources, and the success of the year 2000 conversion efforts of others.



LEGAL PROCEEDINGS



There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the Separate Account.



CUSTODIAN



State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

ADDITIONAL INFORMATION



Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:



WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549



CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661



NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048



To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.



Registration Statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the Registrations Statement and its exhibits. For further information regarding the Separate Account, Anchor National and its general account, the Portfolios and the contract, please refer to the registration statement and its exhibits.



The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.



PROPERTIES



Anchor National's executive offices and principal office are in leased premises at 1 SunAmerica Center, Los Angeles, California. Anchor National, through affiliates, also leases office space in Torrance and Woodland Hills, California. Anchor National believes that such properties, including the equipment located therein are suitable and adequate to meet the requirements of its businesses.



STATE REGULATION



Anchor National is subject to regulation and supervision by the insurance regulatory agencies of the states in which it is authorized to transact business. State insurance laws establish supervisory agencies with broad administrative and supervisory powers. Principal among these powers are granting and revoking licenses to transact business, regulating marketing and other trade practices, operating guaranty associations, licensing agents, approving policy forms, regulating certain premium rates, regulating insurance holding company systems, establishing reserve requirements, prescribing the form and content of required financial statements and reports, performing financial, market conduct and other examinations, determining the reasonableness and adequacy of statutory capital and surplus, defining acceptable accounting principles, regulating the type, valuation and amount of investments permitted, and limiting the amount of dividends that can be paid and the size of transactions that can be consummated without first obtaining regulatory approval.



During the last decade, the insurance regulatory framework has been placed under increased scrutiny by various states, the federal government and the NAIC. Various states have considered or enacted legislation that changes, and in many cases increases, the states' authority to regulate insurance companies. Legislation has been introduced from time to time in Congress that could result in the federal government assuming some role in the regulation of insurance companies or allowing combinations between insurance companies, banks and other entities. In recent years, the NAIC has approved and recommended to the states for adoption and implementation several regulatory initiatives designed to reduce the risk of insurance company insolvencies and market conduct violations. These initiatives include investment reserve requirements, risk-based capital standards, codification of insurance accounting principles, new investment standards and restrictions on an insurance company's ability to pay dividends to its stockholders. The NAIC is also currently developing model laws relating to product design and illustrations for annuity products. Current proposals are still being debated and we are monitoring developments in this area and the effects any changes would have on Anchor National.



SunAmerica Asset Management Co. is registered with the SEC as a registered investment advisor under the Investment Advisors Act of 1940. The mutual funds that it markets are subject to regulation under the Investment Company Act of 1940. SunAmerica Asset Management Co. and the mutual funds are subject to regulation and examination by the SEC. In addition, variable annuities and the related separate accounts of Anchor National are subject to regulation by the SEC under the Securities Act of 1933 and the Investment Company Act of 1940.



Anchor National's broker-dealer subsidiary is subject to regulation and supervision by the states in which it transacts business, as well as by the SEC and the National Association of Securities Dealers ("NASD"). The NASD has broad administrative and supervisory powers relative to all aspects of business and may examine the subsidiary's business and accounts at any time.

DIRECTORS AND EXECUTIVE OFFICERS (TO BE UPDATED BY AMENDMENT)



Anchor National's directors and executive officers as of September 30, 1998 are listed below:



                                                                    YEAR ASSUMED
                                                                      PRESENT      OTHER POSITIONS AND OTHER BUSINESS
        NAME           AGE             PRESENT POSITION               POSITION     EXPERIENCE WITHIN LAST FIVE YEARS**    FROM-TO
---------------------  ---  --------------------------------------  ------------  -------------------------------------  ---------

     Eli Broad*        65   Chairman, CEO and President of Anchor       1994      Cofounded SunAmerica Inc. ("SAI") in
                            National;                                             1957
                            Chairman, CEO and President of SAI          1986

   Jay S. Wintrob*     41   EVP of Anchor National;                     1991      SVP                                    1989-1991
                            Vice Chairman of SAI                        1995      (Joined SAI in 1987)

   Victor E. Akin      33   SVP of Anchor National                      1996      VP, SunAmerica Life Companies          1995-1996
                                                                                  Director, SunAmerica Life Companies    1994-1995
                                                                                  Manager, SunAmerica Life Companies     1993-1994
                                                                                  Actuary, Milliman & Robertson          1992-1993
                                                                                  Consultant, Chalke Inc.                1991-1992

  David R. Bechtel     30   VP and Treasurer of Anchor National         1998      VP, Deutsche Morgan Grenfell           1996-1998
                            VP and Treasurer of SAI                               Associate, UBS Securities              1995-1996
                                                                                  Associate, Wachtell, Lipton, Rosen &     1994
                                                                                  Katz
                                                                                  Associate, Wells Fargo Nikko Inv.      1993-1994
                                                                                  Adv.                                   1990-1992
                                                                                  Associate, Alex Brown & Sons

  James R. Belardi*    41   SVP of Anchor National;                     1992      VP and Treasurer                       1989-1992
                            EVP of SAI                                  1995      (Joined SAI in 1986)

   Lorin M. Fife*      44   SVP, General Counsel and Asst.              1994      VP and General Counsel- Regulatory     1994-1995
                            Secretary of Anchor National;                         Affairs;
                            SVP, General Counsel-Regulatory             1995      VP and Associate General Counsel       1989-1994
                            Affairs and Asst. Secretary of SAI                    (Joined SAI in 1989)

   N. Scott Gillis     44   SVP and Controller of Anchor National       1994      VP and Controller, SunAmerica Life     1989-1994
                                                                                  Companies
                            VP of SAI                                   1997      (Joined SAI in 1985)

 Jana Waring Greer*    45   SVP of Anchor National and SAI;             1991      VP                                     1981-1991
                            President of SunAmerica Marketing           1995      (Joined SAI in 1974)

  Susan L. Harris*     41   SVP and Secretary of Anchor National;       1994      VP, General Counsel-Corporate Affairs  1994-1995
                                                                                  and Secretary;
                            SVP, General Counsel-Corporate Affairs      1995      VP, Associate General Counsel and      1989-1994
                            and Secretary of SAI                                  Secretary
                                                                                  (Joined SAI in 1985)

Peter McMillan, III*   40   EVP and Chief Investment Officer of         1994      SVP of SunAmerica Investments, Inc.    1989-1994
                            SunAmerica Investments, Inc.

 Edwin R. Reoliquio*   40   SVP and Chief Actuary of Anchor             1995      VP and Actuary, SunAmerica Life        1989-1994
                            National                                              Companies

  Scott H. Richland    35   VP of Anchor National                       1994      VP and Treasuer                        1995-1997
                            SVP of SAI                                            VP and Asst. Treasurer                 1994-1995
                                                                        1997      Asst. Treasurer                        1993-1994
                                                                                  (Joined SAI in 1990)                   1990-1993

 Scott L. Robinson*    52   SVP of Anchor National;                     1991      VP and Controller                      1986-1991
                            SVP and Controller of SAI                             (Joined SAI in 1978)

   James W. Rowan*     35   SVP of Anchor National and SAI              1996      VP;                                    1993-1995
                                                                                  Asst. to the Chairman;                   1992
                                                                                  SVP, Security Pacific Corp.            1990-1992



 * Also serves as a director            CEO = Chief Executive Officer
** Unless otherwise noted, positions    EVP = Executive Vice President
with SunAmerica Inc.                    SVP = Senior Vice President
                                        VP = Vice President

EXECUTIVE COMPENSATION (TO BE UPDATED BY AMENDMENT)



All of Anchor National's executive officers are also employees of SunAmerica Inc. or its affiliates and do not receive direct compensation from Anchor National. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of Anchor National during fiscal year 1998.



The following table shows the cash compensation paid or earned, based on these allocations, to the chief executive officer and top four executive officers of the Company whose allocated compensation exceeds $100,000 for services rendered in all capacities to the Company during 1998:



                                                                         Allocated Cash
Name of Individual    Capacities in Which Served                           Compensation
Eli Broad             Chairman, Chief Executive Officer and President      $
Jay S. Wintrob        Executive Vice President
James R. Belardi      Senior Vice President
Jana Waring Greer     Senior Vice President



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (TO BE UPDATED BY AMENDMENT)



No shares of Anchor National are owned by any executive officer or director. Anchor National is an indirect wholly owned subsidiary of SunAmerica Inc. Except for Mr. Eli Broad, Chairman and Chief Executive Officer of SunAmerica Inc., the percentage of shares of SunAmerica Inc. beneficially owned by any director does not exceed one percent of the class outstanding. At September 30, 1998, Mr.
Broad was the beneficial owner of          shares of Common Stock (   % of the
class outstanding) and          shares of Class B Common Stock (    % of the
class outstanding). Of the Common Stock,          shares represent restricted
shares granted under SunAmerica Inc.'s employee stock plans as to which Mr.
Broad has no investment power,          shares are registered in the name of a
corporation of which Mr. Broad is a director and has sole voting and dispositive
powers,          shares are held by a foundation of which Mr. Broad is a
director and shares voting and dispositive powers; and          shares represent
employee stock options held by Mr. Broad which are or will become exercisable on or before August 30, 1998 and as to which he has no voting or investment power.
Of the Class B Stock,          shares are held directly by Mr. Broad; and
         shares are registered in the name of a corporation as to which Mr. Broad exercises sole voting and dispositive powers. At June 30, 1998, all
directors and officers as a group beneficially owned          shares of Common
Stock (   % of the class outstanding) and          shares of Class B Common
Stock (    % of the class outstanding).

FINANCIALS (TO BE UPDATED BY AMENDMENT)

--------------------------------------------------------------------------------


SELECTED CONSOLIDATED FINANCIAL INFORMATION (IN THOUSANDS)



The following selected consolidated financial information for Anchor National Life Insurance Company, insofar as it relates to each of the years 1994-1998, has been derived from audited annual financial statements, including the consolidated balance sheets at September 30, 1997 and 1998 and the related consolidated statements of income and of cash flows for each of the three years in the period ended September 30, 1998 and the notes thereto appearing elsewhere herein.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account..............................................................................          3

General Account...............................................................................          3

Performance Data..............................................................................          4

Annuity Payments..............................................................................          8

Annuity Unit Values...........................................................................          8

Taxes.........................................................................................         11

Distribution of Contracts.....................................................................         14

Financial Statements..........................................................................         15

APPENDIX A - CONDENSED FINANCIAL INFORMATION TO BE UPDATED BY AMENDMENT

--------------------------------------------------------------------------------


                                                                                        INCEPTION TO
STRATEGIES                                                                                3/31/98
-----------------------------------------------------------------------------------  ------------------
-------------------------------------------------------------------------------------------------------

Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            13.09
  End #AUs.........................................................................        3,950,133
-------------------------------------------------------------------------------------------------------

Moderate Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            12.76
  End #AUs.........................................................................        3,639,458
-------------------------------------------------------------------------------------------------------

Balanced Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            12.44
  End #AUs.........................................................................        2,789,702
-------------------------------------------------------------------------------------------------------

Conservative Growth (Inception Date 4/15/97)
  Beginning AUV....................................................................            10.00
  End AUV..........................................................................            12.06
  End #AUs.........................................................................        1,536,220
-------------------------------------------------------------------------------------------------------

APPENDIX B - MARKET VALUE ADJUSTMENT

--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                  [(1+I/(1+J+0.005)](to the power of N/12) - 1

                      THE MARKET VALUE ADJUSTMENT FORMULA

                          MAY DIFFER IN CERTAIN STATES

where:

                I is the interest rate you are earning on the money invested in the fixed investment option;

                J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

                N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:


    (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;


    (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=18); and

    (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

NEGATIVE ADJUSTMENT


Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed investment option is 7.5% and the 3-year fixed investment option is 8.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.


The market value adjustment factor is

                = [(1+I)/(1+J+0.005)](to the power of N/12) - 1


 = [(1.05)/(1.06+.005)](to the power of 30/12) - 1
 = (0.985915)(2.5) - 1
 = 0.965160-1 - 1
 = -0.034840


The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:


                        $4,000 X (-0.034840) = -$139.36



$139.36 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.


POSITIVE ADJUSTMENT


Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed investment option is 5.5% and the 3-year fixed investment option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%:


The market value adjustment factor is

                         = [(1+I/(1+J+0.005)](N/12) - 1


          = [(1.05)/(1.04+.005)](30/12) - 1
          = (1.004785)(2.5) - 1
          = 1.012005-1
          = +0.012005


The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:


                         $4,000 x (+0.012005) = +$48.02



$48.02 represents the market value adjustment that would be added to your withdrawal.

APPENDIX C - PREMIUM TAXES

--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                                                QUALIFIED   NON-QUALIFIED
STATE                                                                           CONTRACT      CONTRACT
-----------------------------------------------------------------------------  -----------  -------------
California...................................................................         .50%         2.35%
District of Columbia.........................................................        2.25%         2.25%
Kentucky.....................................................................           2%            2%
Maine........................................................................           0%            2%
Nevada.......................................................................           0%          3.5%
South Dakota.................................................................           0%         1.25%
West Virginia................................................................           1%            1%
Wyoming......................................................................           0%            1%

Please forward a copy (without charge) of the Seasons Variable Annuity Statement of Additional Information to:


              (Please print or type and fill in all information.)

--------------------------------------------------------------------------------

          Name

--------------------------------------------------------------------------------

          Address

--------------------------------------------------------------------------------

          City/State/Zip

--------------------------------------------------------------------------------
Date: ___________________  Signed: _____________________________________________

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.
       Not Applicable

ITEM 14.  Indemnification of Directors and Officers.
       Not Applicable

ITEM 15.  Recent Sales of Unregistered Securities.
       Not Applicable

ITEM 16.  Exhibits and Financial Statement Schedules.


EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------
        (1)  Form of Underwriting Agreement*
        (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession**
        (3)  (a)  Articles of Incorporation*
             (b)  By-Laws*
        (4)  (a)  Allocated Fixed and Variable Group Annuity Certificate*
             (b)  Individual Fixed and Variable Annuity Contract*
             (c)  Participant Enrollment Form*
             (d)  Deferred Annuity Application*
        (5)  Opinion of Counsel re: Legality*
        (6)  Opinion re Discount on Capital Shares**
        (7)  Opinion re Liquidation Preference**
        (8)  Opinion re Tax Matters**
        (9)  Voting Trust Agreement**
       (10)  Material Contracts**
       (11)  Statement re Computation of Per Share Earnings**
       (12)  Statement re Computation of Ratios**
       (14)  Material Foreign Patents**
       (15)  Letter re Unaudited Financial Information**
       (16)  Letter re Change in Certifying Accountant**
       (21)  Subsidiaries of Registrant**
       (23)  (a)  Consent of Independent Accountants****
             (b)  Consent of Attorney*
       (24)  Powers of Attorney (included on signature page)*
       (25)  Statement of Eligibility of Trustee**
       (26)  Invitation for Competitive Bids**
       (27)  Financial Data Schedule****
       (28)  Information Reports Furnished to State Insurance Regulatory Authority**
       (29)  Other Exhibits**


FINANCIAL STATEMENTS***

                                             * Previously filed

                                            ** Not Applicable

                                           *** Herewith


                                          **** To Be Filed By Amendment

ITEM 17.  UNDERTAKINGS.
The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and the State of California, on this 30th day of November, 1998.


                                  ANCHOR NATIONAL LIFE INSURANCE COMPANY

                                  By:           /s/ JAY S. WINTROB
                                  ----------------------------------------------


                                                  Jay S. Wintrob
                                             Executive Vice President


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                       TITLE                            DATE
------------------------------------------------  ---------------------------------------  ----------------------
                   ELI BROAD*                      President, Chief Executive Officer, &
     --------------------------------------        Chairman of Board (Principal Executive    November 30, 1998
                   Eli Broad                                      Officer)

               SCOTT L. ROBINSON*
     --------------------------------------          Senior Vice President & Director        November 30, 1998
               Scott L. Robinson                       (Principal Financial Officer)

                N. SCOTT GILLIS*
     --------------------------------------         Senior Vice President & Controller       November 30, 1998
                N. Scott Gillis                        (Principal Accounting Officer)

               JAMES R. BELARDI*
     --------------------------------------                      Director                    November 30, 1998
                James R. Belardi

                 JANA W. GREER*
     --------------------------------------                      Director                    November 30, 1998
                 Jana W. Greer

              /s/ SUSAN L. HARRIS
     --------------------------------------                      Director                    November 30, 1998
                Susan L. Harris

                PETER MCMILLAN*
     --------------------------------------                      Director                    November 30, 1998
                 Peter McMillan

                JAMES W. ROWAN*
     --------------------------------------                      Director                    November 30, 1998
                 James W. Rowan

               /s/ JAY S. WINTROB
     --------------------------------------                      Director                    November 30, 1998
                 Jay S. Wintrob

           *By:       SUSAN L. HARRIS
     --------------------------------------                  Attorney in Fact                November 30, 1998
                Susan L. Harris


                                      S-1